                       SUBURBAN ENERGY SERVICES GROUP LLC

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FINANCIAL STATEMENTS (UNAUDITED)

Balance Sheet as of June 25, 2005............................................2

Notes to Balance Sheet.......................................................3

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                       SUBURBAN ENERGY SERVICES GROUP LLC

                                  BALANCE SHEET
                                   (UNAUDITED)

                                                                         JUNE
                                                                       25, 2005
                                                                      ----------
ASSETS
Current assets:
  Cash and cash equivalents                                           $    2,886
                                                                      ----------
     Total current assets                                                  2,886
Investment in Suburban Propane Partners, L.P.                             12,800
Goodwill                                                               3,112,560
                                                                      ----------
     Total assets                                                     $3,128,246
                                                                      ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
     Total liabilities                                                         -
                                                                      ----------
Stockholders' equity
  Common stock, $1 par value, 2,000 shares issued and outstanding          2,000
  Additional paid in capital                                                   -
  Retained earnings                                                    3,126,246
                                                                      ----------
     Total stockholders' equity                                        3,128,246
                                                                      ----------
     Total liabilities and stockholders' equity                       $3,128,246
                                                                      ----------

The accompanying notes are an integral part of this balance sheet.

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                       SUBURBAN ENERGY SERVICES GROUP LLC

                             NOTES TO BALANCE SHEET
                                   (UNAUDITED)

1. ORGANIZATION AND FORMATION

Suburban Energy Services Group LLC (the "Company") was formed on October 26,
1998 as a limited liability company pursuant to the Delaware Limited Liability
Company Act. The Company was formed to purchase the general partner interests in
Suburban Propane Partners, L.P. (the "Partnership") from Suburban Propane GP,
Inc. (the "Former General Partner"), a wholly-owned indirect subsidiary of
Millennium Chemicals Inc., and become the successor general partner. On May 26,
1999, the Company purchased a 1% general partner interest in the Partnership and a 1.0101% general partner interest in Suburban Propane, L.P. (the "Operating
Partnership").

The Partnership is a publicly-traded master limited partnership whose common units are listed on the New York Stock Exchange and is engaged in the retail and wholesale marketing and distribution of propane, fuel oil and other refined fuels, and related appliances, parts and services, as well as the marketing of natural gas and electricity in deregulated markets. As a result of three public offerings by the Partnership on October 17, 2000, June 18, 2003 and December 16,
2003, the Company's interest in the Partnership was reduced to 0.534%. The
Company's interest in the Operating Partnership was not affected.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING PERIOD. The Company's fiscal periods end on the last Saturday of the quarter.

BASIS OF PRESENTATION. The accompanying balance sheet is unaudited and has been prepared in accordance with generally accepted accounting principles ("GAAP").
It includes all adjustments that the Company considers necessary for a fair statement of the Company's position as of June 25, 2005. Such adjustments consist of only normal recurring items, unless otherwise disclosed.

USE OF ESTIMATES. The preparation of financial statements in conformity with
GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, making it reasonably possible that a change in these estimates could occur in the near term.

CASH AND CASH EQUIVALENTS. The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The carrying amount approximates fair value because of the short maturity of these instruments.

INVESTMENT IN SUBURBAN PROPANE PARTNERS, L.P. As previously noted, the Company acquired a combined 2% general partner interest in the Partnership and the
Operating Partnership which was subsequently reduced to 1.54%. The Company accounts for its investment under the equity method of accounting whereby the
Company recognizes its share of the Partnership's consolidated net income (loss)
with a corresponding increase (decrease) in its investment. The Company reduces its investment balance to the extent of partnership distributions the Company receives from the Partnership. The cash distributions received by the Company are then distributed to the owners of the Company as a return of capital.

GOODWILL. Goodwill represents the excess of the purchase price for the general partner interests in the Partnership over the carrying value of the general partner's capital account reflected on the books of Suburban Propane Partners,
L.P. on the date of acquisition. The Company assesses goodwill for impairment in conjunction with periodic impairment reviews of the equity method investment in
Suburban Propane Partners, L.P. Goodwill

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was not considered impaired as of June 25, 2005.

INCOME TAXES. For federal and state income tax purposes, the earnings and losses attributable to the Company are included in the tax returns of the individual stockholders. As a result, no recognition of income taxes has been reflected in the accompanying balance sheet.

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